EXHIBIT 21
              SCHOLASTIC CORPORATION SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARIES                                                                              JURISDICTION OF
                                                                                          ORGANIZATION
Scholastic Inc.                                                                           New York
      Scholastic Book Clubs, Inc.                                                         Missouri
      Scholastic Entertainment Inc.                                                       New York
         SE Distribution Inc.                                                             Delaware
      Scholastic Book Services, Inc.                                                      Delaware
      Scholastic UK Group Ltd.                                                            Delaware
            Scholastic Ltd.                                                               England
               School Book Fairs Ltd.                                                     England
               Scholastic Book Clubs Ltd.                                                 England
               Red House Books Ltd.                                                       England
               Scholastic Educational Magazines Ltd.                                      England
               Scholastic Ireland Ltd.                                                    Ireland
      Weston Woods Studios, Inc.                                                          Delaware
         Georgetown Studios, Inc.                                                         Connecticut
         Children's Music Library, Inc.                                                   New York
      Lectorum Publications, Inc.                                                         New York
      The Electronic Bookshelf, Inc.                                                      Indiana
      Quality Education Data, Inc.                                                        Delaware
      The Scholastic Store, Inc.                                                          New York
      Scholastic Australia Pty. Ltd.                                                      Australia
              Bookshelf Publishing Australia Pty. Ltd.                                    Australia
              Troll School Book Clubs and Fairs Australia Pty. Ltd.                       Australia
              Scholastic Australia Superannuation Pty. Ltd.                               Australia
              Scholastic Executive Superannuation Pty. Ltd.                               Australia
              Oldmeadow Booksellers (Aust.) Pty. Ltd.                                     Australia
      Scholastic Canada Ltd.                                                              Canada
              Scholastic Productions Canada Ltd.                                          Canada
              Scholastic Bookfairs Canada Inc.                                            Canada
      Scholastic Hong Kong Limited                                                        Hong Kong
      Scholastic India Private Limited                                                    India
      Scholastic Mexico S.A. de C.V.                                                      Mexico
      Scholastic New Zealand Ltd.                                                         New Zealand
      Scholastic Argentina S.A.                                                           Argentina
      Grolier Incorporated                                                                Delaware
            Scholastic At Home Inc. (formerly Grolier Enterprises Inc.)                   Delaware
            Grolier Interactive Inc.                                                      Delaware
            Grolier Publishing Co., Inc.                                                  Delaware
            Grolier Reading Programs Inc.                                                 Delaware
            Grolier Telemarketing, Inc.                                                   Delaware
            Grolier (New York) Incorporated                                               Delaware
            Orchard Books, Inc.                                                           New York
            Publishers World Trade Corporation                                            Delaware
            Federated Credit Corp.                                                        Delaware
            Grolier International, Inc.                                                   Delaware
                 Grolier Direct Marketing Pty. Ltd.                                       Australia
                 Grolier International Finance Inc. (Philippines) (60% owned)             Philippines
                 Grolier International Private Limited (India)                            India
                 Grolier (Malaysia) SDN BHD (40% owned)                                   Malaysia
             Grolier Overseas Incorporated                                                Delaware
                     Grolier Limited (Canada)                                             Canada
                     Caribe Grolier, Inc.                                                 Puerto Rico
                     Grolier Limited (U.K.)                                               England
                     Grolier Credit Services (U.K.) Limited                               England


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